EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60715) pertaining to the AECO Employees’ 401(k) Retirement and Savings Plan of National Service Industries, Inc. of our report dated June 17, 2002, with respect to the financial statements of the AECO Employees’ 401(k) Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 26, 2002